UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

See the disclosure set forth in Item 7.01 below.

Item 7.01 Regulation FD Disclosure.

On January 30, 2009, Evans Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Evans Bancorp, Inc. (the "Company"), filed its Report of Condition and Income ("Call Report") with the Federal Reserve Board as required by applicable regulations. The Call Report includes the Bank’s Reports of Condition and Income as of and for the fiscal quarter and year ended December 31, 2008, prepared in accordance with Federal regulatory authority instructions. The Call Report will be available on the Federal Financial Institutions Examination Council’s website, located at www.ffiec.gov, on January 31, 2009.
The Company presently expects to issue a press release containing the Company’s consolidated balance sheet and statements of income as of and for the fiscal quarter and year ended December 31, 2008, prepared in accordance with generally accepted accounting principles, no later than February 9, 2009.
The submission of Items 2.02 and 7.01 of this Report on Form 8-K is not an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

January 30, 2009	By:	/s/David J Nasca

Name: David J Nasca
Title: President & C.E.O.